EXHIBIT 4.107

EXECUTION VERSION

ALTALINK, L.P.

CAPITAL MARKETS PLATFORM

NINETEENTH SUPPLEMENTAL INDENTURE

Dated as of October 24, 2014

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ALTALINK, L.P.
SERIES 19
BOND CAPITAL MARKETS PLATFORM
NINETEENTH SUPPLEMENTAL INDENTURE
This Nineteenth Supplemental Indenture is made as of the 24th day of October, 2014
BETWEEN:
ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P., a limited partnership created pursuant to the laws of the Province of Alberta,
(hereinafter called the “Issuer”)
- and -
ALTALINK MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta,
(hereinafter called the “General Partner”)
- and -
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada
(hereinafter called the “Trustee”)
WHEREAS by an Amended and Restated Master Trust Indenture dated as of April 28, 2003 among the Issuer, the General Partner and the Trustee (as supplemented, amended, restated, renewed or amended and restated from time to time, the “Master Indenture”), provision was made for the issuance of Bonds in one or more Series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions therein provided;
AND WHEREAS the Issuer wishes to create and issue under the Master Indenture and this Supplemental Indenture, a Series 19 Bond (the “Series 19 Bond”) in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) in lawful money of Canada;
AND WHEREAS this Nineteenth Supplemental Indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Series 19 Bond and to establish the terms, provisions and conditions of the Series 19 Bond;
AND WHEREAS this Supplemental Indenture is hereinafter sometimes referred to as the “Nineteenth Supplemental Indenture”;
AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

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NOW THEREFORE THIS NINETEENTH SUPPLEMENTAL INDENTURE WITNESSES that in consideration of the premises, covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION

1.1	Interpretation
This Nineteenth Supplemental Indenture is supplemental to the Master Indenture and shall be read in conjunction therewith. Except only insofar as the Master Indenture may be inconsistent with the express provisions of this Nineteenth Supplemental Indenture, in which case, subject only to Section 2.8 of the Master Indenture, the terms of this Nineteenth Supplemental Indenture shall govern and supersede those contained in the Master Indenture only to the extent of such inconsistency, this Nineteenth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Master Indenture and this Nineteenth Supplemental Indenture were contained in one instrument. The expressions used in this Nineteenth Supplemental Indenture and the Series 19 Bond shall, except as otherwise provided herein, have the respective meaning ascribed to such expressions in the Master Indenture.

1.2	Definitions
In this Nineteenth Supplemental Indenture, the following terms shall have the following meanings, respectively:
“Agent” means The Bank of Nova Scotia, as agent for the lenders under the Credit Agreement, together with its successors and assigns; and
“Credit Agreement” means the second amended and restated credit agreement dated as of December 19, 2013 among the Issuer, the General Partner, the Agent, as agent, and the Lenders (as defined in the Credit Agreement), as amended by an amending agreement dated as of October 24, 2014, and as further amended, restated, renewed, amended and restated, supplemented or otherwise modified from time to time.
ARTICLE 2
TERMS OF SERIES 19 BOND

2.1	Terms of Series 19 Bond
The Issuer hereby creates and issues a Bond under the Master Indenture to be designated as the Series 19 Bond in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) in lawful money of Canada. The Series 19 Bond shall be dated as of the date of authentication and delivery thereof (the “date of issue”) as determined by Written Order of the Issuer to the Trustee and shall be payable as to principal, interest thereon and premium (if any) at the office in Toronto, Ontario of the Trustee at which the Series 19 Bond is registrable. The Series 19 Bond shall bear interest as provided in Section 2.4 of this Nineteenth Supplemental Indenture and shall have the other terms and characteristics set forth or referred to in the Master Indenture and in Schedule “A” hereto.

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2.2	Delivery
The Series 19 Bond shall be delivered by the Issuer pursuant to the bond delivery agreement attached hereto as Schedule “B” (the “Bond Delivery Agreement”) in connection with, and as fixed, general, and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Issuer to the Agent and the Lenders under the Credit Agreement and the Credit Documents (as defined in the Credit Agreement) (such indebtedness, liabilities and obligations, collectively, the “Obligations”).

2.3	Payable on Demand
The Series 19 Bond shall be payable on demand therefor pursuant to and in accordance with the terms and conditions of the Master Indenture and the Bond Delivery Agreement.

2.4	Interest
The Series 19 Bond, shall bear interest on the amount outstanding under the Credit Agreement from the date of issue at the applicable rate of interest per annum payable by the Issuer under the terms of the Credit Agreement, payable at the place and on the dates provided in the Credit Agreement, as well after as before demand, default and judgment with interest on overdue interest at the same rate and payable in like money at the same place and on the same dates.

2.5	Fully Registered Bond
The Series 19 Bond shall be issued as a fully registered Bond without coupons.

2.6	Certification
The Trustee’s certificate of authentication shall be in the form annexed to the form of Bond attached hereto as Schedule “A”.

2.7	Senior Bond and Pledged Bond; Credit Documents
The Series 19 Bond is a Senior Bond (as defined in the Master Indenture). The Series 19 Bond is a Pledged Bond securing all of the Obligations. Each of this Nineteenth Supplemental Indenture, the Series 19 Bond, and the Bond Delivery Agreement is a Credit Document (as defined in the Credit Agreement).
ARTICLE 3
ISSUANCE OF SERIES 19 BOND

3.1	Issuance of Series 19 Bond
The Series 19 Bond in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) in lawful money of Canada shall be executed by the Issuer and delivered to the Trustee. The Series 19 Bond shall thereupon be authenticated by the Trustee, registered in the name of the holder as may be specified in a Written Order of the Issuer and returned by the Trustee to the Issuer for delivery to the holder in accordance with the Bond Delivery Agreement without any further action and formality on the part of the Issuer but nevertheless only upon satisfaction of the conditions precedent set forth in Section 2.4 of the Master Indenture.

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3.2	Cancellation of Series 5 Bond
The parties hereto confirm that upon the issuance of the Series 19 Bond, the Series 5 Bond (dated as of May 10, 2002) shall be cancelled.
ARTICLE 4
CONFIRMATION OF MASTER INDENTURE

4.1	Confirmation of Master Indenture
The Master Indenture, as supplemented to the date hereof and as further supplemented by this Nineteenth Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.
ARTICLE 5
FOR BENEFIT OF SERIES 19 BOND

5.1	Benefit of Indenture
The Issuer and the Trustee confirm that all of the provisions of this Nineteenth Supplemental Indenture are for the benefit of the holder of the Series 19 Bond as long as such Series 19 Bond remains outstanding.
ARTICLE 6
ACCEPTANCE OF TRUST BY TRUSTEE

6.1	Acceptance by Trustee
The Trustee hereby accepts the trusts in this Nineteenth Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.
ARTICLE 7
EXECUTION

7.1	Counterparts
This Nineteenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

7.2	Formal Date
For purposes of convenience, this Nineteenth Supplemental Indenture may be referred to as bearing a formal date of October 24, 2014 irrespective of the actual date of the execution thereof.

7.3	Acknowledgement
The issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such

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limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rata share of any undistributed income.

7.4	Governing Law
This Nineteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.
[Signature page follows]

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IN WITNESS WHEREOF the parties hereto have duly executed this Nineteenth Supplemental Indenture under the hands of their proper officers in that behalf.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

BNY TRUST COMPANY OF CANADA

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Nineteenth Supplemental Indenture

SCHEDULE “A”
SERIES 19 BOND
ALTALINK, L.P.
a limited partnership formed under
the laws of Alberta
Series 19 Bond    Cdn. $250,000,000
ALTALINK, L.P. CAPITAL MARKETS PLATFORM BOND
ALTALINK, L.P. (together with its successors and permitted assigns, the “Issuer”) for value received hereby acknowledges that it is indebted to and promises to pay to the registered holder hereof upon demand the sum of Two Hundred and Fifty Million Dollars ($250,000,000.00), in lawful money of Canada at the office of the BNY Trust Company of Canada (together with its successors and permitted assigns, the “Trustee”) in the City of Toronto, Ontario, Canada and to pay interest thereon in accordance with the Credit Agreement, such interest to accrue from the date hereof, or in the case of any amounts in default from the date of default, at the applicable rates of interest per annum as set out in Section 2.4 of the Nineteenth Supplemental Indenture (defined below), as well after as before demand, default and judgment with interest on any such interest overdue at the same rate in like money at the same place and on demand.
This Series 19 Bond is one of a duly authorized series of AltaLink, L.P. Capital Markets Platform Bonds, issued and to be issued under an amended and restated master trust indenture (as supplemented, amended, restated, renewed or amended and restated from time to time, the “Master Indenture”) made as of April 28, 2003 among the Issuer, the General Partner and the Trustee, as supplemented by the nineteenth supplemental indenture dated as of October 24, 2014 (as supplemented, amended, restated, renewed or amended and restated from time to time, the “Nineteenth Supplemental Indenture”) between the same parties as each may be amended, supplemented or otherwise modified from time to time.
Terms used in this Series 19 Bond which are defined in the Master Indenture or the Nineteenth Supplemental Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture or the Nineteenth Supplemental Indenture, as applicable.
Reference is hereby made to the provisions of the Master Indenture (including, without limitation, Section 2.8 thereof) and, where applicable, the Nineteenth Supplemental Indenture and the Bond Delivery Agreement, as to the rights of the holder of this Series 19 Bond, the rights of the holders of the AltaLink, L.P. Capital Markets Platform Bonds issued and to be issued under the Master Indenture and of the Issuer and of the Trustee in respect thereof and the terms and conditions upon which this Series 19 Bond and the AltaLink, L.P. Capital Markets Platform Bonds are issued or may hereafter be issued, all to the same effect as if the provisions of the Master Indenture and, where applicable, the Nineteenth Supplemental Indenture and the Bond Delivery Agreement, were herein set forth, to all of which provisions, terms and conditions the holder of this Series 19 Bond agrees by acceptance hereof.

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This Series 19 Bond shall be transferable only in accordance with the provisions, terms and conditions of the Master Indenture and the Nineteenth Supplemental Indenture. No transfer of this Series 19 Bond shall be valid unless made on the register kept by and at the office of the Trustee in the City of Toronto, Ontario pursuant to the provisions of the Master Indenture.
This Series 19 Bond shall not be entitled to any right or benefit under the Master Indenture or the Nineteenth Supplemental Indenture nor shall it be valid or obligatory for any purpose until a certificate of authentication in respect of this Series 19 Bond is duly executed by the Trustee.
IN WITNESS WHEREOF the Issuer has duly executed this Series 19 Bond as of this 24th day of October, 2014.

THIS SERIES 19 BOND IS SUBJECT TO THE TERMS AND CONDITIONS OF A BOND DELIVERY AGREEMENT DATED AS OF OCTOBER 24, 2014 BETWEEN ALTALINK MANAGEMENT LTD., AS GENERAL PARTNER OF ALTALINK MANAGEMENT LTD. AND THE BANK OF NOVA SCOTIA, AS AGENT, MADE IN ACCORDANCE WITH SECTION 2.8 OF THE MASTER INDENTURE
ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

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TRUSTEE’S CERTIFICATE
This AltaLink, L.P. Capital Markets Platform Bond is one of the Bonds referred to in the Master Indenture within mentioned and is the Series 19 Bond issued under the Nineteenth Supplemental Indenture within mentioned.

BNY TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signing Officer

By:
Authorized Signing Officer

(Form of Registration Panel)
(No writing hereon except by the Trustee or other registrar)

DATE OF REGISTRATION	IN WHOSE NAME REGISTERED	TRUSTEE (OR REGISTRAR)
October 24, 2014	The Bank of Nova Scotia, as Agent

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SCHEDULE “B”
BOND DELIVERY AGREEMENT
THIS AGREEMENT made as of the 24th day of October, 2014.
BETWEEN:
ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.
(hereinafter called the “Issuer”)
- and -
ALTALINK MANAGEMENT LTD.
(hereinafter called the “General Partner”)
- and -
THE BANK OF NOVA SCOTIA, in its capacity as agent for the lenders under the Credit Agreement (as defined below)
(hereinafter called the “Agent”)
WHEREAS by an amended and restated trust indenture dated as of April 28, 2003 among the Issuer, AltaLink Management Ltd., as general partner, and the Trustee (as supplemented, amended, restated, renewed or amended and restated from time to time, the “Master Indenture”), provision was made for the creation and issue of Bonds of the Issuer;
AND WHEREAS the Issuer, the General Partner, the Agent and the Lenders (as defined in the Credit Agreement) are parties to a second amended and restated credit agreement dated as of December 19, 2013 as amended by an amending agreement dated as of October 24, 2014 (such agreement and all letters of credit issued and related documents entered into pursuant thereto, as amended, supplemented, restated, renewed or amended and restated from time to time being hereinafter collectively referred to as the “Credit Agreement”);
AND WHEREAS pursuant to the Nineteenth Supplemental Indenture dated as of the date hereof among the Issuer, the General Partner and the Trustee (as amended, supplemented, restated, renewed or amended and restated from time to time, the “Nineteenth Supplemental Indenture”), the Issuer created and issued the Series 19 Bond;
AND WHEREAS pursuant to the Master Indenture and the Nineteenth Supplemental Indenture, the Issuer executed and delivered the Series 19 Bond to and in favour of the Agent;
AND WHEREAS the parties hereto are entering into this Agreement for the purpose of delivering the Series 19 Bond to the Agent on the terms and conditions of this Agreement;
NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the covenants and agreements herein contained, the parties hereto agree as follows:

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ARTICLE 1
DEFINITIONS

1.1	Interpretation
All capitalized terms used herein shall, unless otherwise indicated, have the respective meanings ascribed to them in the Master Indenture or the Nineteenth Supplemental Indenture. In this Agreement, the following terms shall have the respective meanings indicated below:
“Series 19 Bond” means the Series 19 Capital Markets Platform Bond in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) issued by the Issuer pursuant to the Master Indenture and the Nineteenth Supplemental Indenture and duly authenticated by the Trustee as required by the Master Indenture.

1.2	Headings
The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3	References to Articles and Sections
Whenever in this Agreement a particular Article, Section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, Section or portion thereof contained herein.
ARTICLE 2
DEALINGS WITH SERIES 19 BOND

2.1	Delivery of Series 19 Bond
The Issuer hereby delivers the Series 19 Bond to the Agent to be held by the Agent as continuing collateral security for the Obligations of the Issuer (as defined in the Nineteenth Supplemental Indenture).

2.2	Realization
The Agent is hereby authorized, upon the occurrence of an Event of Default under the Credit Agreement and for so long as such Event of Default continues, to demand payment, in accordance with the Credit Agreement, of the Series 19 Bond without notice to, consent of or control by the Issuer. Notwithstanding that the Series 19 Bond is expressed to be payable on demand, the Agent shall have no right to and shall not demand payment unless or until an Event of Default under the Credit Agreement shall have occurred and be continuing. No payment of principal on account of any of the Obligations of the Issuer shall reduce the principal amount of the Series 19 Bond. Notwithstanding the principal amount of the Series 19 Bond, or the rate of interest expressed to be payable thereon, or that the Series 19 Bond is expressed to be payable on demand, the Series 19 Bond shall constitute a liability of the Issuer to the Agent only to the extent of the lesser of (i) the Obligations of the Issuer outstanding at the time of calculation, and (ii) the principal amount of the Series 19 Bond and interest accrued thereon, and such liability shall be payable only in accordance with the payment provisions of the Credit Agreement.

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2.3	Application of Proceeds
All proceeds of the Series 19 Bond including, without limitation, any distributions in respect thereof by the Agent, shall be applied on account of the Obligations of the Issuer in accordance with the Credit Agreement without prejudice to any claim on the Issuer for any deficiency.

2.4	Cancellation
Upon full, final and irrevocable satisfaction of the Obligations of the Issuer, the Agent shall, at the request and expense of the Issuer, deliver the Series 19 Bond to the Trustee for cancellation.

2.5	Transfer
The Series 19 Bond shall not be transferable or negotiable except to a successor of the Agent pursuant to the Credit Agreement.
ARTICLE 3
MISCELLANEOUS

3.1	Satisfaction of Obligations
The Series 19 Bond shall not be considered as satisfied, discharged or redeemed by any intermediate payment or satisfaction of the whole or any part of the Obligations of the Issuer or by reason of the account of the Issuer having ceased to be in debit.

3.2	Voting
Notwithstanding the principal amount of the Series 19 Bond, the holder of the Series 19 Bond shall only be entitled to that number of votes at any meeting of Bondholders or in respect of any Special Bondholders’ Resolution, Extraordinary Resolution or Majority Resolution to which would be entitled the holder of an Obligation Bond in a principal amount equal to the lesser of (i) the outstanding Obligations of the Issuer at the time of calculation, and (ii) the principal amount of the Series 19 Bond and interest accrued thereon. All of the rights of the holders of the Series 19 Bond may be divisible with respect to the entire Obligations of the Issuer, provided that such rights, other than voting rights, may only be exercised by the Agent or its agent and that voting rights relating to the Series 19 Bond may only be exercised by the Agent or any Person or Persons duly appointed as proxy for voting the Series 19 Bond.

3.3	No Merger
The Series 19 Bond shall not operate to merge any of the Obligations of the Issuer and no judgment recovered by or on behalf of the Agent shall operate to merge or in any way affect the security constituted by the Series 19 Bond, which is in addition to and not in substitution for any other security now or hereafter held by the Agent or the Trustee.

3.4	Amendments
The Issuer shall not amend, modify or supplement the provisions of the Series 19 Bond or any other delivery agreement relating to any other series of bond issued pursuant to the Master Indenture

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except as provided in the Master Indenture. No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Nothing contained herein, in the Series 19 Bond, in the Master Indenture or in the Nineteenth Supplemental Indenture shall amend, modify, vary or otherwise change the rights of the Agent under the Credit Agreement, or the Obligations of the Issuer, or shall limit the rights of the Agent under or in respect of such Obligations.

3.5	Legend
Upon the delivery of the Series 19 Bond pursuant to Section 2.1 hereof, the Series 19 Bond shall have the following legend conspicuously noted thereon:
‘“This Series 19 Bond is subject to the terms and conditions of a bond delivery agreement dated as of October 24, 2014 between AltaLink Management Ltd. as general partner of AltaLink, L.P., AltaLink Management Ltd. and The Bank of Nova Scotia, as Agent made in accordance with Section 2.8 of the Master Indenture.”
Any Bond issued under the Master Indenture in substitution for or in replacement of the Series 19 Bond shall have conspicuously noted thereon the legend referred to in this Section 3.5.

3.6	Enurement
The provisions hereof shall be binding upon and shall enure to the benefit of the Issuer and the Agent under the Credit Agreement and their respective permitted successors and assigns.

3.7	Further Assurances
The Issuer shall forthwith and from time to time on demand, execute and do or cause to be executed or done all assurances and things which in the opinion of the Agent may be necessary or of advantage to give the Agent so far as may be possible under any applicable law the benefit of the Series 19 Bond, the Nineteenth Supplemental Indenture and the Master Indenture to secure the payment and performance of the Obligations of the Issuer.

3.8	Currency
Except where otherwise expressly provided in the Credit Agreement, all amounts in this Agreement are stated and shall be paid in Canadian currency.

3.9	Gender and Number
In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

3.10	Invalidity of Provisions
Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

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3.11	No Waiver
No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement or constitute a continuing waiver unless otherwise expressly provided.

3.12	Governing Law, Attornment
This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Issuer hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

3.13	Acknowledgment
The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner’s pro rata share of any undistributed income.
[Signature page follows]

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date above written.

ALTALINK MANAGEMENT LTD., as general partner of ALTALINK, L.P.

By:	/s/ Joe Bronneberg
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

ALTALINK MANAGEMENT LTD.

By:	/s/ Joe Bronneberg
	Name:	Joe Bronneberg
	Title:	Executive Vice President and CFO

By:	/s/ Christopher J. Lomore
	Name:	Christopher J. Lomore
	Title:	Vice President, Treasurer

BNY Trust Company of Canada

By:	/s/ J. Steven Broude
	Name:	J. Steven Broude
	Title:	Authorized Signatory

By:
Name:
Title:

Signature Page to Nineteenth Supplemental Indenture